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                                                                   EXHIBIT 10.11

                      Employment agreement of Beth Sanders

EMPLOYMENT AGREEMENT
--------------------

This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective December 1, 2001, between Redlands Centennial Bank (referred to as "Employer"), and Anne E. Sanders (hereinafter referred to as "Executive").

                                   WITNESSETH:

WHEREAS, Employer is desirous of employing Executive in the capacity hereinafter stated and Executive is desirous of being employed in the employ of Employer in such capacity, for the period and on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   EMPLOYMENT
     ----------

     Employer hereby employs Executive as Executive Vice President and Chief Financial Officer of Redlands Centennial Bank, and Executive accepts the duties that are customarily performed by the Executive Vice President and Chief Financial Officer of a state-chartered banking institution and accepts all other duties and obligations described herein and agrees to discharge the same faithfully and to the best of her ability and consistent with past performances and the highest and best standards of the banking industry, in accordance with the policies of Employer's Board of Directors as established, and in compliance with all laws and Employer's Articles of Incorporation, Bylaws, Code of Ethics, policies and procedures. Executive shall devote her business time and attention to the business and affairs of Employer for which she is employed and shall perform the duties thereof to the best of her ability. Except as permitted by the prior written consent of Employer's Board of Directors, Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with Employer's interests. Executive shall perform such other duties as shall be from time to time prescribed by Employer's Board of Directors.

     Executive shall have such responsibility and duties and such authority to transact business on behalf of Employer as are customarily incident to the office of Executive Vice President and Chief Financial Officer of a state-chartered banking institution.

2.   TERM
     ----

     Employer hereby employs Executive, and Executive hereby accepts employment with Employer for the period of three (3) years (the "Term"), commencing December 1, 2001, with such Term being subject to prior termination as hereinafter provided. Where used herein, "Term" shall refer to the entire period of employment of Executive by Employer, whether for the period provided above, or whether terminated earlier as hereinafter provided, or extended by mutual agreement in writing by Employer and Executive.

     Such Term shall be automatically extended for additional periods of one (1) year unless Executive or Employer shall give written notice, not less than thirty (30) days and not more than three months prior to the expiration of the Term, of intention not to extend the Term.

3.   COMPENSATION
     ------------

     In consideration for all services to be rendered by Executive to Employer, Employer agrees to pay Executive a base salary of One Hundred Twenty-Five Thousand Dollars ($125,000) per year, effective December 1, 2001. Employer's Board of Directors shall in their discretion determine any increases in Executive's base salary after the first


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anniversary of the Term. Executive's salary shall be paid semi-monthly. Employer shall deduct all taxes which may be required to be deducted or withheld under any provision of the law (including, but not limited to, social security payments and income tax withholding) now in effect or which may become effective any time during the term of this Agreement.

     Executive shall be entitled to participate in any and all other employee benefits and plans that may be developed and adopted by Employer and in its normal course of business, subject to the terms and conditions of such plans provided that nothing contained herein shall obligate Employer to commence, develop or warranty any employee benefits or plans.

     Executive shall receive use of a bank credit card.

4.   BONUS AND SALARY CONTINUATION PLAN
     ----------------------------------

     Executive shall be entitled to participate in Employer's Incentive Compensation Plan ("Bonus Plan"), which shall be at the discretion of the Board.

     Executive and Employer are parties to an Executive Salary Continuation Agreement, dated October 1, 2001, with an Annual Benefit in section 1.2 of the Salary Continuation Agreement of Seventy-Five Thousand Dollars ($75,000).

5.   STOCK OPTIONS
     -------------

     Executive shall be eligible for future grants of stock options at the discretion of Employer's Board. Executive's rights and obligations as to any options so granted shall be governed by the respective stock option agreements and stock option plans.

6.   AUTOMOBILE AND REIMBURSEMENT
     ----------------------------

     Executive shall continue to have the use of that certain 1999 GS 400 Lexus automobile through the current lease, ending February 1, 2001. Upon expiration of the current lease, Employer shall provide to Executive an automobile for use during her employment. The purchase price of said automobile shall not exceed Forty Thousand Dollars ($40,000.00).

     Employer agrees to reimburse Executive for all ordinary and necessary expenses incurred by Executive on behalf of Employer, including automobile maintenance, gasoline, entertainment, meals and travel expenses. Any legitimate and reasonable costs incurred by Executive for conventions, meetings and seminars will be reimbursed as well as special social entertainment expenses.

7.   INSURANCE
     ---------

     Employer agrees to provide Executive with health and life insurance benefits, on the same basis that are now or may hereinafter be in effect for all other full-time employees. Provision of the insurance will commence on the Effective Date and is subject to Executive's passing the necessary physical examinations for qualification, if any. Employer may also apply for "key man" life insurance with Employer as beneficiary of the policy.

8.   VACATION
     --------

     Executive shall be entitled to accrue up to four (4) weeks vacation during each twelve-month period with at least two (2) weeks to be taken in a single consecutive period. Vacation benefits shall not accrue above one hundred sixty
(160) hours at any time. Employer's Board of Directors, in its discretion, may waive the maximum accrual provision with respect to unused vacation time.


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9.   TERMINATION
     -----------

     (a) Employer's Board of Directors shall have the right to terminate the employment of Executive "at will" pursuant to California Labor Code Section 2922 by service of written notice. Termination "at will" includes, but is not limited to, the following:

          (i) physical or mental disability rendering Executive incapable of performing her duties for a consecutive period of 180 days, or by death. In the event of such disability, Employer will provide salary continuation for up to 180 days of said disability, less accrued sick leave. Accrued sick leave is to be utilized until exhausted prior to salary continuation provided herein; or

          (ii) determination by Employer's Board of Directors that the continued employment of Executive is not desired for any reason or no reason at all, solely within the discretion of the Employer's Board of Directors.

     In the event this Agreement is terminated "at will" or for any of the reasons other than for cause, Executive shall be entitled to termination pay in an amount equal to twelve (12) months of Executive's then base annual salary. Such termination pay shall be paid in one lump sum and shall be considered to be in full and complete satisfaction of any and all rights which Executive may enjoy under the terms of this Agreement in addition to any pay in lieu of vacation accrued to, but not taken as of, the date of termination, and other rights, if any, to exercise any of the stock options vested prior to such termination or any rights under a Salary Continuation Agreement. The insurance benefits provided herein shall be extended at Employer's sole cost until the end of the month in which Executive is terminated.

     (b) Additionally, Employer's Board of Directors shall have the right to terminate this Agreement for cause for any of the following reasons by service of written notice upon Executive:

          (i) willful breach of, habitual neglect of, willful failure to perform, or inability to perform, Executive's duties and obligations as Executive Vice President and Chief Financial Officer; or

          (ii) illegal conduct (constituting a crime involving moral turpitude or conviction of a felony) or any conduct detrimental to the interests of Employer;

     In the event of termination for cause, Executive shall not receive any further compensation, including severance payment of any kind, after the date of termination.

     (c) Executive shall give thirty (30) days prior notice, in writing, to Employer in the event Executive resigns or voluntarily terminates employment.

10.  ACQUISITION OR DISSOLUTION OF EMPLOYER
     --------------------------------------

     (a) This Employment Agreement shall not be terminated by the voluntary or involuntary dissolution of the Employer. Notwithstanding the foregoing, this Agreement shall terminate automatically if Centennial First Financial Services or Redlands Centennial Bank is closed or taken over by the California Department of Financial Institutions or by any other supervisory authority, and Executive shall be entitled to no further compensation or benefits from Employer save and except those rights, duties, obligations, benefits and/or compensation accrued and/or earned prior to the date of such termination.

     (b) In the event Executive's position is either eliminated or materially changed as a result of a (a) merger or reorganization of Redlands Centennial Bank such that Centennial First Financial Services ("Centennial") does not own a majority of the capital stock of the surviving corporation; (b) merger or reorganization of Centennial such that the majority shareholders of Centennial immediately prior to the transaction do not own a majority of the capital stock of the surviving corporation; (c) a transfer of all or substantially all of the assets of Centennial or Redlands Centennial Bank; (d) any other corporate transaction in which there is a change in ownership of the outstanding shares of Centennial or Redlands Centennial Bank wherein more than fifty percent (50%) of the outstanding shares of Centennial or Redlands Centennial Bank are transferred to any other partnership, corporation, trust or business entity; or (e) the dissolution of Centennial or Redlands Centennial Bank (a "Change in Control"); this Agreement shall terminate, and Executive shall receive a severance payment equal to twelve (12) months of her then


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current Base Salary, less customary withholdings and taxes, which shall be paid, at Executive's election, in either a lump sum or in 12 equal monthly payments. Such severance pay shall be in full and complete satisfaction of any and all rights which Executive may have hereunder, other than the right, if any, to fully exercise all of the stock options thus far granted, under the terms of the applicable stock option plan, whose terms shall govern.

     (c) In the event of a Change of Control, the acquiring entity shall assume all obligations under this Agreement and, in the event that any benefits hereunder are subject to 280G and constitute an excess parachute payment thereunder, shall reimburse the Executive for any excise taxes due on such payment.

11.  INDEMNIFICATION
     ---------------

     To the extent permitted by law, Employer shall indemnify Executive if she was or is a party or is threatened to be made a party in any action brought by a third party against Executive (whether or not Employer is joined as a party defendant) against expenses, judgments, fines, settlements and other amounts actual and reasonably incurred in connection with said action if Executive acted in good faith and in a manner Executive reasonably believed to be in the best interest of Employer (and with respect to a criminal proceeding if Executive had no reasonable cause to believe her conduct was unlawful), provided that the alleged conduct of Executive arose out of and was within the course and scope of her employment as an officer or employee of Employer. Employer retains the right to designate defense counsel in the event of such action.

12.  TRADE SECRETS
     -------------

     During the Term, Executive will have access to and become acquainted with what Executive and Employer acknowledge as trade secrets. Trade secrets and confidential information, as used in this Agreement, shall mean information or materials which are related to the business and operation of Employer, including, but not limited to the methods, practices and procedures of Employer which are disclosed to Executive or which Executive becomes aware of as an employee of Employer, any other information or material which is proprietary to or designated as a trade secret or confidential information by Employer, which Executive may obtain knowledge through, of, or as a result of Executive's relationship with Employer, access to Employer's premises, or communications with Employer's employees.

     Without limiting the generality of the foregoing, trade secrets and confidential information includes, but is not limited to the following types of information and other information of a similar nature (whether or not reduced to writing or still in development); customer lists; rolodexes; confidential operating manuals; procedures; marketing techniques; materials; marketing timetables; strategic development plans; financial information; specifications; techniques; data; documentation; diagrams; flow charts; research; development; and processes.

     Executive understands that trade secrets and confidential information have been developed or obtained by Employer by the investment of significant time, effort and expense, and that such trade secrets and confidential information provide Employer with a significant competitive advantage in its business.

     It is the intention of the parties that Employer's trade secrets be protected to the maximum extent provided by law, including the Uniform Trade Secrets Act and the California Civil Code.

13.  NON-COMPETITION
     ---------------

     During the term of this Agreement, Executive will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer.

14.  RETURN OF DOCUMENTS
     -------------------

     Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used or developed by Executive during the Term are solely the property of Employer, and Executive has no right, title or interest therein. Upon termination of this Agreement, Executive or Executive's representatives shall promptly deliver possession of all said property to Employer in good condition.


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15.  NOTICES
     -------

     Any notice, request, demand, or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the U.S. mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed as follows:

     To Employer:             Redlands Centennial Bank
                              218 East State Street
                              Redlands, California 92373
                              Attention: Chairman of the Board of Directors

     To Executive:            Ms. Anne E. Sanders
                              1310 Fifth Avenue
                              Redlands, CA 92374

     Any party hereto may change its or her address for purposes of this Section by giving notice in accordance herewith.

16.  BENEFIT OF AGREEMENT
     --------------------

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns, provided that Executive's performance under this Agreement shall not be assignable by Executive.

17.  APPLICABLE LAW
     --------------

     This Agreement is made and entered into in the State of California, and the laws of said State shall govern the validity and interpretation hereof, and the performance of the parties hereto and their respective duties and obligations hereunder.

18.  CAPTIONS AND PARAGRAPH HEADINGS
     -------------------------------

     Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

19.  INVALID PROVISIONS
     ------------------

     Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portions shall not be affected and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

20.  ENTIRE AGREEMENT
     ----------------

     This Agreement contains the entire agreement of the parties and it supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer, except to the extent that Executive and Employer have or may enter into stock option agreements and/or salary continuation agreements. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by Employer and Executive.


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21.  ARBITRATION
     -----------

     Any dispute regarding or relating to any aspect of this Agreement or to the employment relationship between Executive and Employer, including but not limited to this Agreement's formation, performance or breach or to benefits provided under this Agreement ("arbitrable dispute"), shall be submitted to arbitration in San Bernardino County, California, before a single experienced employment arbitrator licensed to practice law in California and selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, as the exclusive forum for resolving such claims or dispute. The arbitrator shall not have authority to modify or change the Agreement in any respect. The prevailing party in any such arbitration shall be awarded its costs, expenses, and actual attorneys' fees incurred in connection with the arbitration, including its or her one-half share of the arbitrator's fees. Employer and Executive shall each be responsible for advancing one-half the amount of the arbitrator's fee(s), unless otherwise required by law. The arbitrator's decision and/or award will be fully enforceable and subject to an entry of judgment by the Superior Court of the State of California for the County of San Bernardino. Should any party to this Agreement hereafter institute any legal action or administrative proceeding against the other with respect to any Claim waived by this Agreement or pursue any arbitrable dispute by any method other than arbitration, the responding party shall recover from the initiating party all damages, costs, expenses, and attorneys' fees incurred as a result of such action.

22.  LEGAL COSTS
     -----------

         If either Executive or Employer commences an action against the other arising out of or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.

                                                  REDLANDS CENTENNIAL BANK


Dated: December 1, 2001                    By: /s/ Patrick S. Meyer
                                              -------------------------------
                                           Patrick J. Meyer
                                           Chairman of the Board

                                           EXECUTIVE


Dated: December 1, 2001                    By: /s/ Anne E. Sanders
                                              -------------------------------
                                           Anne E. Sanders